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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CANADIAN IMPERIAL BANK OF COMMERCE (Exact Name of Registrant as Specified in Its Charter)
Canada (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
Commerce Court Toronto, Ontario, M5L 1A2, Canada (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Securities to be so Registered	Name of Each Exchange on Which Securities are to be Registered
Principal Protected CIBC Optimizer Notes due March 5, 2009	American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        A complete description of the Principal Protected CIBC Optimizer Notes due March 5, 2009 of the Registrant is contained under the caption "Specific Terms of the Notes" in the Preliminary Terms Supplement filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(5) on January 27, 2004, under the Securities Act of 1933, as amended (the "Securities Act"), under the caption "Description of the Notes" in the accompanying Prospectus Supplement, and under the caption "Description of the Debt Securities" in the accompanying Prospectus. Such descriptions are hereby incorporated by reference.

Item 2. Exhibits

        A list of exhibits filed herewith or incorporated herein by reference is set forth on the Index to Exhibits which is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 2, 2004

CANADIAN IMPERIAL BANK OF COMMERCE
By:	/s/ LINDA A. WALLACE Name: Linda A. Wallace Title: Authorized Signatory
By:	/s/ WILLIAM HANEY Name: William Haney Title: Authorized Signatory

INDEX TO EXHIBITS

Exhibit Number	Description of Document
2.1	Form of the Indenture in connection with the issuance of the Principal Protected CIBC Optimizer Notes due March 5, 2009 (incorporated by reference to Exhibit 4.l to Registration Statement No. 333-104577).
2.2	Form of Principal Protected CIBC Optimizer Notes due March 5, 2009.

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits
SIGNATURE
INDEX TO EXHIBITS